Exhibit 99.2

Ocean Power Technologies Taps SeaTrepid International for First Remote OPT PowerBuoy® Deployment

Turnkey Installation of OPT PowerBuoy® Solution in Chile

MONROE TOWNSHIP, N.J., December 7, 2020 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced it has contracted SeaTrepid International, LLC to deploy a turnkey PB3 PowerBuoy® and oceanographic monitoring system off the coast of Chile. Using remote collaboration tools, the Louisiana-based company’s personnel are virtually training on technical procedures and installation requirements with the OPT project engineering team to advance a planned December deployment.

“The global pandemic has caused us to rethink our approach to deployments in distant locations by using remote collaboration tools,” said George H. Kirby, President and Chief Executive Officer of OPT. “Remotely managed system deployments and recoveries that leverage local contractors and dovetail with existing marine operations can reduce cost and increase flexibility for our customers. SeaTrepid’s reputation for safe execution of complex marine operations gives us great confidence that our first remotely managed deployment will be successful.”

“We are extremely pleased to be working with the innovative professionals at OPT,” said Bob Christ, Chief Executive Officer of SeaTrepid. “OPT’s cutting edge technology blends well with our offshore operations approach of combining unmanned systems, remote sensing, and applied technical solutions in order to further our knowledgebase of the world’s ocean environment.”

This first-ever third-party installation of a PowerBuoy® solution without the hands-on participation of OPT personnel comes due to circumstances created by the global coronavirus pandemic. International travel restrictions and COVID-19 concerns delayed deployment initially planned for earlier this year. SeaTrepid is an experienced marine operations company with a suitable vessel and experienced crew working in the region.

The system will be deployed off the coast of Las Cruces as an autonomous offshore platform powering a suite of oceanographic sensors and transmitting real-time data back to land. OPT shipped a PB3 PowerBuoy® and several components to Chile this past spring.

As the balance of the equipment arrives in Chile, OPT project engineers are supplying detailed procedures and documentation and will use remote collaboration tools to guide local contractors through system assembly. OPT will conduct full remote testing from its New Jersey operations base. SeaTrepid personnel and OPT project engineers will be in open contact using remote collaboration tools throughout the operation to ensure a smooth deployment.

About SeaTrepid

SeaTrepid International, LLC is an applied robotic solutions provider offering support for commercial, public safety, municipal, military and scientific applications. SeaTrepid owns and operates a variety of robotic equipment and sensor suites for both inland and offshore customers worldwide. To learn more, visit www.seatrepid.com.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com